Exhibit 99.1

NeoGenomics Appoints David Perez, Industry Veteran and Former Terumo BCT CEO,
to Its Board of Directors

FT. MYERS, FL, NOVEMBER 7, 2022 – NeoGenomics, Inc. (NASDAQ:NEO), a leading provider of oncology testing and global contract research services, has appointed David B. Perez – a veteran leader in medical devices and health care services – to serve on its Board of Directors, effective November 3, 2022.
“I am thrilled to welcome David to our Board of Directors. With his proven record in growing and scaling highly-regulated companies, David brings valuable experience and insights to NeoGenomics as the company continues to expand its testing and information services to transform cancer care," said Lynn Tetrault, Chair of the Board of NeoGenomics.
With 40 years of global executive leadership experience, Mr. Perez has led the growth and operations of several businesses, growing and scaling organically through research & development and innovation as well as through mergers and acquisitions. In March 2019, he retired from his position as president and CEO of Terumo BCT, a company dedicated to blood banking, transfusion medicine and cell-based therapies, following a comprehensive two-year succession and transition plan and now serves as an independent board member for public, private equity and non-profit organizations.
During his nearly 20-year tenure, Mr. Perez guided Terumo BCT through several foreign ownership structures, leveraging his extensive experience leading complex, multinational businesses and diverse, cross-cultural organizations. Under his leadership, the company transformed from a single manufacturing and R&D site to a multi-national biomedical organization with five R&D centers and six manufacturing plants, as he helped drive global revenue growth from $160 million to $1 billion. Mr. Perez holds a BA in Political Science from Texas Tech University.
“I am excited to join the NeoGenomics’ Board supporting the mission of the company and to share my experience and insights as the company continues to realize its vision of bringing uncompromising quality, exceptional service, and innovative solutions to bettering the lives of people living with cancer,” Perez said. “I have watched NeoGenomics evolve into a global leader in cancer diagnostic testing and contract research services, and I look forward to being part of its next chapter.”
About NeoGenomics, Inc.
NeoGenomics, Inc. specializes in cancer genetics testing and information services, providing one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company's Pharma Services Division serves pharmaceutical clients in clinical trials and drug development.
NeoGenomics is committed to connecting patients with life altering therapies and trials. We believe that, together, with our partners, we can help patients with cancer today and the next person diagnosed tomorrow. In carrying out these commitments, NeoGenomics adheres to all relevant data protection laws, provides transparency and choice to patients regarding the handling and use of their data through our Notice of Privacy Practices, and has invested in leading technologies to ensure the data we maintain is secured at all times.
Headquartered in Fort Myers, FL, NeoGenomics operates CAP accredited and CLIA certified laboratories in Fort Myers and Tampa, Florida; Aliso Viejo and Carlsbad, California; Research Triangle Park, North Carolina; Houston, Texas; Atlanta, Georgia; Nashville, Tennessee; and CAP accredited laboratories in Rolle, Switzerland; Singapore and China. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and pharmaceutical firms in Europe and Asia.
Forward Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as "anticipate," expect," plan," "could," "would," "may," "will," "believe," "estimate," "forecast," "goal," "project, "guidance," "plan," "potential" and other words of similar meaning, although not all forward-looking statements include these words. These forward-looking statements address various matters, including statements regarding improving operational efficiency, returning to profitable growth and its ongoing executive recruitment process. Each forward-looking statement contained in this press release is subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company's ability to identify and implement appropriate financial and operational initiatives to improve performance, to identify and recruit executive candidates, to continue gaining new customers, respond to the effects of the COVID-19 outbreak, offer new types of tests, integrate its acquisitions and otherwise implement its business plan, and the risks identified under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 25, 2022 as well as other information previously filed with the SEC.
We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document (unless another date is indicated), and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.
For further information, please contact:
NeoGenomics, Inc.
William B. Bonello
Chief Financial Officer
T: 239.690.4238
M: 239.284.4314
bill.bonello@neogenomics.com
SOURCE: NeoGenomics, Inc.